United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

July 24, 2023

Date of Report (Date of earliest event reported)

KEEN VISION ACQUISITION CORPORATION

(Exact Name of Registrant as Specified in its Charter)

British Virgin Islands	001-41753	n/a
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

37 Greenbriar Drive Summit, New Jersey	07901
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 609-1394

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one ordinary share and one redeemable warrant to acquire one ordinary share	KVACU	The Nasdaq Stock Market LLC
Ordinary Shares, $0.0001 par value	KVAC	The Nasdaq Stock Market LLC
Warrants, each exercisable for one ordinary share at an exercise price of $11.50	KVACW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On July 24, 2023, the registration statement (File No. 333-269659) (the “Registration Statement”) relating to the initial public offering (“IPO”) of Keen Vision Acquisition Corporation (the “Company”) was declared effective by the Securities and Exchange Commission. In connection therewith, the Company entered into the following agreements previously filed as exhibits to the Registration Statement:

●	An Underwriting Agreement, dated July 24, 2023, by and between the Company and EF Hutton, division of Benchmark Investments, LLC (“EF Hutton”);

●	A Warrant Agreement, dated July 24, 2023, by and between the Company and Continental Stock Transfer & Trust Company;

●	Letter Agreement, dated July 24, 2023, by and between the Company, Company’s officers, directors, shareholders and KVC Sponsor LLC;

●	An Investment Management Trust Agreement, dated July 24, 2023, by and between Continental Stock Transfer & Trust Company and the Company;

●	A Registration Rights Agreement, dated July 24, 2023, by and among the Company and the initial shareholders of the Company;

●	A Private Placement Unit Purchase Agreement, dated July 24, 2023, by and between the Company and KVC Sponsor LLC;

●	A Stock Escrow Agreement, dated July 24, 2023, by and among the Company, the initial shareholders of the Company, and Continental Stock Transfer & Trust Company;

●	An Indemnity Agreement, dated July 24, 2023, by and between the Company’s officers, directors, and the Company; and

●	An Administrative Services Agreement, dated July 24, 2023, by and between the Company and KVC Sponsor LLC.

The Company granted the underwriters a 45-day option to purchase up to 1,950,000 additional Units to cover over-allotments. On July 25, 2023, the underwriters fully exercised the over-allotment option. On July 27, 2023, the Company consummated the IPO of 14,950,000 units (the “Units”). Each Unit consists of one ordinary share (“Ordinary Share”) and one redeemable warrant (“Warrant”). The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $149,500,000.

As of July 27, 2023, a total of $151,368,750 of the net proceeds from the IPO and the Private Placement (as defined below) were deposited in a trust account established for the benefit of the Company’s public shareholders. An audited balance sheet as of July 27, 2023 reflecting receipt of the proceeds upon consummation of the IPO and the Private Placement will be filed within four business days of the consummation of the IPO.

Item 3.02. Unregistered Sales of Equity Securities.

Simultaneously with the closing of the IPO, the Company consummated the private placement (“Private Placement”) with KVC Sponsor LLC (the “Sponsor”) of 678,575 units (the “Private Units”), generating total proceeds of $6,785,750.

The Private Units are identical to the Units sold in the IPO. The Sponsor agreed not to transfer, assign or sell any of the Private Units or underlying securities (except in limited circumstances, as described in the Registration Statement) until the completion of the Company’s initial business combination. The holder of the Private Units was granted certain demand and piggyback registration rights in connection with the purchase of the Private Units.

The Private Units were issued pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, as the transaction did not involve a public offering.

Item 5.03. Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year.

On July 24, 2023, and in connection with the IPO, the Company adopted its Amended and Restated Memorandum and Articles of Association. The Amended and Restated Memorandum and Articles of Association is filed herewith as Exhibit 3.1 and is incorporated by reference herein.

Item 8.01. Other Events.

On July 24, 2023, the Company issued a press release announcing the pricing of the IPO, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

On July 27, 2023, the Company issued a press release announcing the closing of the IPO, a copy of which is attached as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated July 24, 2023, by and between the Company and EF Hutton, division of Benchmark Investments, LLC.

3.1	Amended and Restated Memorandum and Articles of Association filed on July 24, 2023.

4.1	Warrant Agreement, dated July 24, 2023, by and between the Company and Continental Stock Transfer & Trust Company

10.1	Letter Agreements, dated July 24, 2023, by and between the Company’s officers, directors, shareholders and KVC Sponsor LLC.

10.2	Investment Management Trust Agreement, dated July 24, 2023, by and between Continental Stock Transfer & Trust Company and the Company.

10.3	Stock Escrow Agreement, dated July 24, 2023, by and between the Company, initial shareholders and Continental Stock Transfer & Trust Company.

10.4	Registration Rights Agreement, dated July 24, 2023, by and among the Company and the initial shareholders of the Company.

10.5	Private Placement Unit Purchase Agreement, dated July 24, 2023, by and between the Company and KVC Sponsor LLC.

10.6	Administrative Services Agreement, dated July 24, 2023, by and between the Company and KVC Sponsor LLC.

10.7	Indemnity Agreement, dated July 24, 2023, by and between the Company’s officers, directors, shareholders and the Company.

99.1	Press Release dated July 24, 2023

99.2	Press Release dated July 27, 2023

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 27, 2023

KEEN VISION ACQUISITION CORPORATION

By:	/s/ WONG, Kenneth K.C.
Name:	WONG, Kenneth K.C.
Title:	Chief Executive Officer

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